Exhibit 99.1

FOR:	PW Eagle, Inc.
222 South Ninth Street, Suite 2880
Minneapolis, MN 55402
(Nasdaq-NMS: “PWEI”)

CONTACT: William H. Spell
Chief Executive Officer, PW Eagle, Inc.
612/305-0339

PW EAGLE REPORTS FIRST QUARTER EARNINGS

Annual Meeting and First Quarter Fiscal 2003 Results Conference Call and

Webcast Scheduled for April 24, 2003 at 3:30 p.m. Central Time

MINNEAPOLIS — April 23, 2003 — PW Eagle, Inc. (Nasdaq-NMS: “PWEI”) today reported its financial results for the three months ended March 31, 2003. The results of the first quarter as reported include the results of operations for the recently acquired Uponor ETI (now Extrusion Technologies, Inc. or ETI) from March 14, 2003, the date of acquisition. A summary of the unaudited consolidated results for the quarters ending March 31, 2003 and 2002 is set forth in the following table:

Consolidated Income Statement Information

(In thousands, except for per share amounts)

	Three months ended March 31,
	2003	2002
Net sales	$70,924	$53,104
Gross profit	11,457	6,262
Net loss	(336)	(2,635)

Adjustments to reconcile to EBITDA:
Interest	2,588	3,005
Taxes	(208)	(1,635)
Depreciation	2,385	2,258
Amortization	17	—

EBITDA	4,446	993

Basic loss per share	$(0.05)	$(0.39)
Diluted loss per share	$(0.05)	$(0.39)

PW Eagle also reported pro forma financial information assuming that its acquisition of ETI took place on January 1, 2002. The pro forma financial information includes certain adjustments to reflect what the Company will experience on an ongoing basis. A summary of the unaudited pro forma financial information for the three months ending March 31, 2003 and 2002, and the year ended December 31, 2002 is set forth in the following table:

Pro Forma Consolidated Income Statement Information

(In thousands, except for per share amounts)

	Three months ended March 31,		Year ended December 31,
	2003	2002	2002
Net sales	$91,615	$72,150	$340,765
Gross profit	16,399	7,785	60,517
Net income (loss)	701	(4,030)	(37)

Adjustments to reconcile to EBITDA:
Interest	2,891	3,521	12,820
Taxes	436	(2,501)	(23)
Depreciation	3,137	3,308	12,852
Amortization	143	143	573

EBITDA	7,308	441	26,185

Basic earnings (loss) per share	$0.10	$(0.60)	$(0.01)
Diluted earnings (loss) per share	$0.07	$(0.60)	$(0.01)

William H. Spell, PW Eagle CEO, stated, “We are extremely pleased to report that we experienced very good operating results for the first quarter. Our operating results in the first quarter of 2003 are a significant improvement over our operating results in the first quarter of 2001 and 2002. Selling prices and margins were higher in the first quarter of 2003 as PVC prices increased resulting in both enhanced gross profit and EBITDA. We are especially encouraged with these results during a quarter with moderate growth in GDP of an estimated 1.8%.”

Looking ahead, Mr. Spell said, “Given current industry conditions, we are optimistic about 2003. The forecast for economic growth calls for an increase for GDP of 2.7% for the remainder of 2003. PVC resin producers implemented a two-cent per pound price increase for January, a two-cent per pound increase for February and a two-cent per pound increase for March. In addition, two-cent per pound increases have been announced for both April and May. PW Eagle and other PVC pipe manufacturers have announced and implemented pipe price increases in response to these PVC resin price increases and we would normally expect to experience expanding margins in this environment. These factors may indicate that 2003 could be a good year for PW Eagle and the pipe industry. As usual, we expect to experience the normal seasonality in our business and our results will be highly dependent on the performance of the economy as a whole and particularly within our market areas.”

Mr. Spell concluded, “The ETI acquisition has broadened our product line, customer base and geographic market, and strengthened our management team. The management of ETI and PWPipe have begun to incorporate best practices throughout both companies in manufacturing, sales and marketing, purchasing and administration. We are confident that we will be able to generate significant synergistic benefits at both companies as we move forward together.”

Annual Meeting Webcast & Conference Call

PW Eagle will hold its Annual Meeting webcast and conference call on Thursday, April 24, 2003 at 3:30 p.m. Central Time to discuss the Company’s performance for 2002 as well as the first quarter 2003. The conference call will be available live on the Internet at www.pweagleinc.com. The call will also be archived at that location for one week following its original webcast. The conference call telephone number is 1-800-289-0436. Use 580584 as the confirmation code to access the call and please call a few minutes before the beginning of the call.

About the Company

PW Eagle, Inc. is a leading producer of PVC pipe and also produces polyethylene pipe and water meter boxes. The Company operates thirteen manufacturing facilities in the United States. PW Eagle’s common stock is traded on the Nasdaq National Market under the symbol “PWEI”.

Information Available on our Website

This press release, our periodic reports filed with or furnished to the Securities and Exchange Commission and information presented at our Annual Meeting is available on our website at www.pweagle.com under the heading “Investor Relations”.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING INFORMATION AND ACTUAL RESULTS MAY DIFFER

Statements that PW Eagle, Inc. may publish, including those in this announcement that are not strictly historical are “forward looking” statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements made in this press release, particularly those made by William H. Spell, regarding the Company’s expectations that: it will experience expanding margins in response to announced PVC resin price increases, and it will be able to generate significant benefit to both PW Pipe and ETI as the Company incorporates best practices throughout both companies are “forward looking” statement which involves known and unknown risks and uncertainties that may cause the actual results to differ materially from those expected and stated in this announcement. Actual results could differ if the economy and particularly the segments of the economy that impact the Company’s business do not grow and perform at least as well as forecast. In addition, actual results could differ as a result of: (i) a slowdown in the United States economy; (ii) the failure of the Gross Domestic Product to increase by 2.7% for the remainder of 2003; (iii) an increase in interest rates; (iv) a decline in the construction of commercial and residential building; (v) a decline in our raw material prices; and (vi) a greater supply of PVC and PE pipe than market demand for such products caused by cyclical fluctuations in the supply and demand for pipe. It is not possible to foresee or identify all factors that could cause actual results to differ from expected or historical results. As such, you should not consider any list of such factors to be an exhaustive statement of all risks, uncertainties or potential inaccurate assumptions. We undertake no obligation to update “forward-looking” statements. In addition, the use of the term “EBITDA” is not intended to be an alternative to the financial results under generally accepted accounting principles in the United States of America.

- financials follow -

PW EAGLE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	THREE MONTHS ENDED MARCH 31,
	2003	2002
NET SALES	$70,924	$53,104
COST OF GOODS SOLD	59,467	46,842

Gross profit	11,457	6,262
OPERATING EXPENSES:
Selling expenses	6,589	5,756
General and administrative expenses	2,820	2,096

	9,409	7,852

OPERATING INCOME (LOSS)	2,048	(1,590)
OTHER EXPENSES (INCOME):
Interest expense	2,588	3,005
Other, net	4	(325)

	2,592	2,680

LOSS BEFORE INCOME TAXES	(544)	(4,270)

INCOME TAX BENEFIT	(208)	(1,635)

NET LOSS	$(336)	$(2,635)

LOSS PER COMMON SHARE:
Basic	$(0.05)	$(0.39)

Diluted	$(0.05)	$(0.39)

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	6,820	6,704
Diluted	6,820	6,704

PW EAGLE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for shares and per share amounts)

ASSETS	MARCH 31, 2003	DEC. 31, 2002
	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$2,508	$337
Accounts receivable, net	43,088	19,202
Inventories	60,091	38,917
Deferred income taxes	1,766	1,455
Receivable for purchase price	3.574	—
Other	1,348	650

Total current assets	112,375	60,561

Restricted cash	150	—
Property and equipment, net	75,058	58,899
Goodwill, net	3,651	3,651
Other	11,250	10,291

TOTAL ASSETS	$202,484	$133,402

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Borrowings under revolving credit facility	$46,236	$15,036
Current maturities of long-term debt	4,016	3,027
Accounts payable	36,768	9,344
Book overdraft	5,016	10,310
Accrued liabilities	12,778	9,224

Total current liabilities	104,814	46,941

Other long-term liabilities	9,286	1,817
Long-term debt, less current maturities	18,100	14,750
Financing lease obligation, less current maturities	13,084	13,105
Senior subordinated debt	30,590	30,870

TOTAL LIABILITIES	175,874	107,483

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Series A preferred stock; 7% cumulative dividend; convertible; $2 per share liquidationpreference; no par value; 2,000,000 shares authorized; none issued and outstanding	—	—
Undesignated stock, $.01 par value; 14,490,000 shares authorized; none issued and outstanding	—	—
Stock warrants	6,936	6,296
Common stock; $.01 par value; 30,000,000 shares authorized; issued and outstanding 7,173,850 and 7,002,950 shares, respectively	72	70
Class B Common stock, $.01 par value; 3,500,000 shares authorized; none issued and outstanding	—	—
Additional paid-in capital	31,055	30,488
Unearned compensation	(1,080)	(920)
Notes receivable from officers and employees on common stock purchases	(835)	(835)
Accumulated other comprehensive loss	52	74
Retained earnings(accumulated deficit)	(9,590)	(9,254)

Total stockholders’ equity	26,610	25,919

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$202,484	$133,402